EXHIBIT 99











Contact:
Thomas A. Klemens
Executive Vice President & Chief Financial Officer
(714) 558-3211 Ext. 7442


                 FIRST AMERICAN FINANCIAL REPORTS RECORD-SETTING
                      FIRST QUARTER 1999 OPERATING RESULTS
                     - Results Exceed Analysts' Estimates -


SANTA ANA, Calif., April 22, 1999 - The First American Financial Corporation (NYSE: FAF), the leading provider of real estate-related information products and services, announced today a record-setting 1999 first quarter for operating earnings and revenues. Results exceeded analysts' estimates for the sixth consecutive quarter.

                  Reported net income for the first quarter of 1999 was $24.9 million, or 40 cents per diluted share, and included the effects of a previously reported accounting change for the company's tax service contracts which became effective January 1, 1999, on a prospective basis. This accounting change resulted in a decrease of $7.4 million on an after-tax basis, or 12 cents per diluted share. Thus, earnings for the first quarter of 1999 would have been 52 cents under the former accounting rules. These comparable results exceeded the previous record-setting 1998 first quarter operating net income of $25.1 million, or 44 cents per diluted share, which results exclude an investment gain of $32.4 million, $19.6 million on an after-tax basis, or 35 cents relating to the joint venture agreement with Experian. Revenues for the first three months of 1999 totaled $706.9 million, an increase of 22 percent when compared with the first quarter 1998 revenues of $579.8 million, which excludes the investment gain mentioned above.

                  The accounting change mentioned above provides a more ratable recognition of revenues and gross profit from tax service contracts, reducing the amount of revenue and gross profit recognized at the inception of such agreements and spreading it over the life of the contract. Although this accounting change will likely cause a reduction in tax service revenues and earnings recognized in the early years of each tax service contact, it is anticipated that starting in the second year following its adoption, this method will begin to reduce the volatility in reported financial results arising from the inherent cyclicality of the company's tax service business. This change will have no impact on cash flow from operations.

                  Results for 1998 have been restated to reflect the company's 1998 acquisitions accounted for as poolings of interests. In addition, 1998 per share amounts and shares outstanding have been adjusted for the three-for-one stock split distributed on July 17, 1998.

                  "Excellent first quarter operating results were achieved despite the recent uptick in interest rates and slower refinance business," said Parker S. Kennedy, president of The First American Financial Corporation. "We remain focused on our strategic growth plans to continue market share penetration in all business segments through acquisitions of businesses, services and products, and the development and expansion of our operations in international markets. We will continue to focus on enhancing our technological capabilities and expanding the Consumer Risk Management business segment to provide noncyclical, high margin income and significant opportunities for steady growth in 1999."

                  Kennedy added: "We look forward to realizing the many rewards of our successful acquisition strategy, as we integrate the acquired companies into the First American family. We are excited about our prospects for 1999, particularly with the opportunities that will result from our pending merger with National Information Group, which is expected to close by the end of May."

                  The First American Financial Corporation, based in Santa Ana, Calif., is the nation's leading provider of real estate-related information products and services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax monitoring, mortgage credit reporting, property data services, flood certification, field inspection services, appraisal services, loss mitigation services, mortgage loan origination and servicing systems, and mortgage document preparation nationally; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm; and First American Trust Company and First Security Thrift Company in Southern California. The company also offers automotive and direct-to-consumer credit reporting, multifamily resident screening and pre-employment screening through its Consumer Risk Management division. First American Financial has nearly 20,000 employees in more than 400 branch offices in the United States and abroad. Information about the company's subsidiaries and an archive of its press releases can be found on the Internet at http://www.firstam.com.

         Any statements in this document looking forward in time involve risks and uncertainties, including but not limited to the following risks: the effect of interest rate fluctuations; changes in the performance of the real estate markets; the effect of changing economic conditions; general volatility in the capital markets; the demand for and the acceptance of the company's products; changes in applicable government regulations; consolidation among the company's customers; and contingencies associated with the Year 2000 issue. The company's actual results, performance or achievement could differ materially from those expressed in or implied by forward looking statement, and, accordingly, no assurances can be given that any of the events anticipated by the forward looking statements will transpire or occur or, if any of them do so, what impact they will have on the results of operations and financial condition of the company.


Quarter ended March 31:                                                  1999                         1998
-----------------------                                                  ----                         ----
Revenues                                                            $ 706,926,000                $ 612,237,000
Income before income taxes and minority interests                   $  45,365,000                $  81,886,000
Income taxes                                                        $  15,400,000                $  29,400,000
Minority interest                                                   $   5,088,000                $   7,753,000
Net income                                                          $  24,877,000                $  44,733,000
Net income per share
  Basic                                                             $        0.41                $        0.82
  Diluted                                                           $        0.40                $        0.79
Average shares outstanding:
  Basic                                                                60,590,000                   54,760,000
  Diluted                                                              62,907,000                   56,578,000

Results for 1998 have been restated to reflect the company's 1998 acquisitions accounted for as poolings of interests.




                  (Additional Financial Data on Following Page)



                                                                  For the Three Months Ended
                                                                           March 31
                                                                           --------
                                                                 1999                      1998
RESULTS OF OPERATIONS
Revenues
  Operating revenues                                       $    695,545,000             $ 568,802,000
  Investment and other income                                    11,381,000                43,435,000*
                                                           ----------------           ----------------
                                                                706,926,000               612,237,000
                                                           ----------------           ---------------
Expenses
  Salaries and other personnel costs                            246,841,000               202,846,000
  Premiums retained by agents                                   210,568,000               140,045,000
  Other operating expenses                                      152,065,000               138,587,000
  Provision for title losses and other claims                    25,770,000                27,328,000
  Depreciation and amortization                                  16,574,000                13,809,000
  Premium taxes                                                   5,211,000                 4,154,000
  Interest                                                        4,532,000                 3,582,000
                                                           ----------------          ----------------
                                                                661,561,000               530,351,000
                                                           ----------------          ----------------
 Income before income taxes and minority interests         $    45,365,000$                81,886,000
                                                           ================          ================

OPERATING REVENUES
  Title Insurance:
  Direct operations                                        $    260,323,000          $    225,719,000
  Agency operations                                             260,661,000               176,536,000
                                                           ----------------          ----------------
                                                                520,984,000                402,255,00
  Real Estate Information                                       136,738,000               134,320,000
  Home Warranty                                                  15,224,000                13,173,000
  Consumer Risk                                                  15,770,000                13,228,000
  Trust and Banking                                               6,829,000                 5,826,000
                                                           ----------------          ----------------
  Total operating revenues                                 $    695,545,000          $    568,802,000
                                                           ================          ================

INCOME BEFORE INCOME TAXES
AND MINORITY INTERESTS

Title Insurance                                           $      35,161,000         $      30,261,000
Real Estate Information                                           9,773,000                20,873,000
Home Warranty                                                     3,736,000                 3,026,000
Consumer Risk                                                     3,282,000                 2,430,000
Trust and Banking                                                 2,212,000                 1,588,000
                                                          -----------------         -----------------
Total before corporate expenses and
   minority interests                                            54,164,000                58,178,000
Corporate expenses                                                8,799,000               (23,708,000)
Income before income taxes and minority interests         $      45,365,000         $      81,886,000
                                                          =================         =================

TITLE INSURANCE ORDER COUNTS
   FROM DIRECT OPERATIONS

Title orders opened                                                 367400                     397800
Title orders closed                                                 295100                     260600

* Includes an  investment  gain of $32.4  million  relating to the joint venture agreement with Experian.
                                                       # # #
